Tidal Trust III N-14

Exhibit 99.7(a)(i)

SIXTH AMENDMENT

TO ETF DISTRIBUTION AGREEMENT

This sixth amendment (“Amendment”) to the ETF Distribution Agreement dated as of June 18, 2024 (the “Agreement”), by and between Tidal Trust III (the “Trust”) and Foreside Fund Services, LLC (“Foreside” and together with the Trust, the “Parties”) is entered into as of [ ], 2024 (the “Effective Date”).

WHEREAS, The Parties desire to amend Exhibit A of the Agreement to reflect an updated Funds list; and

WHEREAS, Section 8(b) of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by the Parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Capitalized terms not otherwise defined herein shall have the meanings set forth in Agreement.

2.	Exhibit A of the Agreement is hereby deleted and replaced in its entirety by Exhibit A attached hereto.

3.	Except as expressly amended hereby, all of the provisions of the Agreement shall remain unamended and in full force and effect to the same extent as if fully set forth herein.

4.	This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

TIDAL TRUST III		FORESIDE FUND SERVICES, LLC

By:	/s/ Eric Falkeis	By:	/s/ Teresa Cowan

Name:	Eric Falkeis	Name:	Teresa Cowan

Title:	President	Title:	President

EXHIBIT A

Unity Wealth Partners Dynamic Capital Appreciation & Options ETF

TradersAI Large Cap Equity & Cash ETF

Rockefeller Opportunistic Municipal Bond ETF

Rockefeller California Municipal Bond ETF

Rockefeller New York Municipal Bond ETF

Rockefeller Global Equity ETF

Rockefeller U.S. Small-Mid Cap ETF

4E Quality Growth ETF

GammaRoad Market Navigation ETF

Impact Shares YWCA Women’s Empowerment ETF

Impact Shares NAACP Minority Empowerment ETF

VistaShares Artificial Intelligence Supercycle ETF

VistaShares Electrification Supercycle ETF

FIRE Funds™ Wealth Builder ETF

FIRE Funds™ Income Target ETF

Fundstrat Granny Shot US Large Cap ETF

Ned Davis Research 360o Dynamic Allocation ETF

Ned Davis Research 360º Core Equity ETF

Ninepoint Energy ETF

Ninepoint Energy Income ETF

The BeeHive ETF